UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 15, 2007, the Registrant entered into the material agreements described under Item 3.02 below which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

On August 15, 2007 the Registrant entered into an agreement with Third-Order Nanotechnologies, Inc. for the purchase of (i) a $100,000 promissory note (the “Third Order Note”) and (ii) a warrant (the “Third Order Warrant”) to purchase up to 50,000 shares of the Registrant’s common stock (the “Third Order Financing”).  Third-Order Nanotechnologies, Inc. paid the $100,000 purchase price for the Third-Order Note and Third-Order Warrant in cash.  The Registrant anticipates that the proceeds of the Third Order Financing, net of transaction expenses, will be used for general corporate purposes.  The Third-Order Note matures on August 15, 2008 and bears interest at 14% per annum.

The Third Order Warrant has an exercise price of $1.00 per share.  The Third Order Warrant is subject to a full ratchet price protection for the five-year life of the Third Order Warrant.

Repayment of the Third Order Note is guaranteed by Scott R. Oglum, Chief Executive Officer of the Registrant, and the Guaranty is secured by a pledge by Mr. Oglum of 904,568 shares of the Registrant’s common stock which he owns.

The issuance was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

On August 15, 2007, in an unrelated transaction, the Registrant entered into an agreement with Stacy Lyn Giunta for the purchase of (i) a $25,000 promissory note (the “Giunta Note”) and (ii) a warrant (the “Giunta Warrant”) to purchase up to 12,500 shares of the Registrant’s common stock (the “Giunta Financing”).  Ms. Giunta paid the $25,000 purchase price for the Giunta Note and Giunta Warrant in cash.  The Registrant anticipates that the proceeds of the Giunta Financing, net of transaction expenses, will be used for general corporate purposes.  The Giunta Note matures on August 15, 2008 and bears interest at 14% per annum.

The Giunta Warrant has an exercise price of $1.00 per share.  The Giunta Warrant is subject to a full ratchet price protection for the five-year life of the Giunta Warrant.

Repayment of the Giunta Note is guaranteed by Scott R. Oglum, Chief Executive Officer of the Registrant, and the Guaranty is secured by a pledge by Mr. Oglum of 226,142 shares of the Registrant’s common stock which he owns.

In connection with the Giunta Financing, the Registrant is obligated to pay a fee of $7,000 and to deliver a warrant to purchase 7,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share to Thomas Capital Group, LLC.

The Giunta Financing was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01  Changes in Control of Registrant

As a result of the pledge of securities by Mr. Oglum to Third Order Nanotechnologies, Inc. and Ms. Giunta and other past and anticipated pledges of securities to additional investors, a default by the Registrant with respect to the Third Order Note, the Giunta Note, and other notes issued and anticipated to be issued to additional investors could result in a change in control of the Registrant upon execution of the pledged securities.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Number	Description of Document

10.1	Letter dated August 15, 2007 addressed to Theater Xtreme Entertainment Group, Inc. from Third-Order Nanotechnologies, Inc.

10.2
Promissory Note dated August 15, 2007 made by Theater Xtreme Entertainment Group, Inc. and payable to the order of Third-Order Nanotechnologies, Inc. in the amount of One Hundred Thousand Dollars ($100,000)

10.3
Common Stock Purchase Warrant dated August 15, 2007 for the purchase of up to 50,000 shares of the common stock of Theater Xtreme Entertainment Group, Inc. at an exercise price of One Dollar ($1.00) per share

10.4	Guaranty and Pledge Agreement dated August 15, 2007 by and between Scott Oglum and Third-Order Nanotechnologies, Inc. with respect to the pledge of 904,568 shares of common stock of the Registrant

10.5	Letter dated July 17, 2007 addressed to Theater Xtreme Entertainment Group, Inc. from Stacy Lyn Giunta

10.6	Promissory Note dated August 15, 2007 made by Theater Xtreme Entertainment Group, Inc. and payable to the order of Stacy Lyn Giunta in the amount of Twenty Five Thousand Dollars ($25,000)

10.7
Common Stock Purchase Warrant dated August 15, 2007 for the purchase of up to 12,500 shares of the common stock of Theater Xtreme Entertainment Group, Inc. at an exercise price of One Dollar ($1.00) per share

10.8	Guaranty and Pledge Agreement dated August 15, 2007 by and between Scott Oglum and Stacy Lyn Giunta with respect to the pledge of 226,142 shares of common stock of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

August 21, 2007	By:	/s/ Scott R. Oglum
	Name:	Scott R. Oglum
	Title:	Chief Executive Officer